UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):           January 1, 2005

          UCBH Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24947	94-3072450
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

555 Montgomery Street
San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:           (415) 315-2800

                                        Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.
SIGNATURES

ITEM 8.01 OTHER EVENTS.

     Effective January 1, 2005, the Boards of Directors of UCBH Holdings, Inc. (the “Company”) and United Commercial Bank (the “Bank”) designated Mr. Michael Tun Zan as Lead Director for a term of one (1) year subject to rotation or as otherwise determined by the respective Boards.

     Mr. Michael Tun Zan was appointed as a director of the Company and the Bank on April 25, 2002. Mr. Tun Zan has 47 years of banking experience, including 36 years of direct experience in the California market. Before joining the Company and the Bank, Mr. Tun Zan was the Senior Executive and Chairman of the Advisory Committee for Northern California, City National Bank from 2000 to 2001, following City National Bank’s acquisition of The Pacific Bank in San Francisco. As one of the founders of The Pacific Bank, he advanced from Executive Vice President responsible for the International Division to serving as Chairman, President and Chief Executive Officer of the bank. Mr. Tun Zan also held various executive level positions at The Chartered Bank of London, a member of The Standard Chartered Banking Group, during his lengthy banking career. Mr. Tun Zan holds a Bachelor of Commerce Degree from the University of Rangoon, Burma.

     The Lead Director’s responsibilities are to convene and chair executive sessions of the independent directors, provide feedback to the Chairman/CEO on executive sessions, and serve as an interim Chairman in the event that the existing Chairman becomes incapacitated.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UCBH HOLDINGS, INC.
Date: January 4, 2005	By:	/s/ Jonathan H. Downing
Jonathan H. Downing
Executive Vice President and Chief Financial Officer